UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2010

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities

On September 21, 2010, Abbott Laboratories (“Abbott”) announced a restructuring plan related to its acquisition of Solvay’s pharmaceuticals business, following a thorough assessment of Solvay’s R&D portfolio, manufacturing operations, global support functions, and commercial organizations in line with Abbott’s global pharmaceutical strategy. This plan streamlines operations, improves efficiencies and reduces costs in certain Solvay sites and functions as well as in certain Abbott and Solvay commercial organizations in various countries. Action plans have been identified and most are expected to be implemented within the next two years. The majority of the savings are targeted to be realized by 2012. This plan is expected to result in annual savings that have been contemplated in Abbott’s ongoing earnings-per-share accretion forecast for the Solvay acquisition as communicated when the acquisition was announced in September 2009.

These actions will result in total pre-tax charges of approximately $810 to $970 million over the next 2 years.  These charges include employee-related costs of approximately $650 million, accelerated depreciation and asset write-downs of approximately $105 million, and other related exit costs of up to $215 million related to the discontinuation of certain R&D programs and the transfer of certain product manufacturing/R&D to other Abbott facilities.  Non-cash charges included in the total will be approximately $105 million, reflecting the accelerated depreciation and asset write-downs noted above.  The employee-related costs and other related exit costs will require the outlay of cash.

Approximately $475 to $640 million of the charges are forecast to occur in the second half of 2010, with roughly $430 million projected in the third quarter. Abbott expects to treat these costs as specified items and as a result, these costs will not impact Abbott’s ongoing earnings-per-share guidance in 2010.

Item 8.01               Other Events

In addition to the restructuring costs associated with streamlining operations and reducing costs, Abbott has completed its integration planning for the Solvay Pharmaceuticals acquisition and expects to incur one-time costs of approximately $135 million in the second half of 2010 and $175 million in 2011 related to integrating Abbott and Solvay Pharmaceutical operations, including information technology, support services, R&D, and commercial operations. Abbott expects to treat these costs as specified items and as a result, these costs will not impact Abbott’s ongoing earnings-per-share guidance in 2010.

—Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2009, in Item 1A, “Risk Factors,” to our quarterly report on Securities and Exchange Commission Form 10-Q for the quarter ended March 31, 2010, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: September 21, 2010	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer